News Release

Tutor Perini Reports Fourth Quarter and Full Year 2018 Results

•	Diluted earnings per share (EPS) of $0.98 for Q4 2018 and $1.66 for FY18
•	Strong Q4 operating margins across all segments
•	Record backlog of $9.3 billion, up 28% Y/Y, with double-digit Y/Y backlog growth across all segments
•	More than $2.5 billion of pending awards anticipated in Q1 2019
•	Cash flow from operations of $56.2 million for Q4 2018 and $21.4 million for FY18
•	FY19 EPS Guidance: $2.00 to $2.30

LOS ANGELES – (BUSINESS WIRE) – February 27, 2019 – Tutor Perini Corporation (the “Company”) (NYSE: TPC), a leading civil, building and specialty construction company, reported results today for the fourth quarter and year ended December 31, 2018. Revenue was $1.2 billion and $4.5 billion for the fourth quarter and full year of 2018, respectively, compared to $1.2 billion and $4.8 billion for the comparable periods in 2017. Revenue for certain new projects that were starting up in 2018 has not yet fully replaced revenue from projects that were completed or are nearing completion.

Income from construction operations was $90.7 million and $191.9 million for the fourth quarter and full year of 2018, respectively, compared to $59.3 million and $179.5 million for the same periods in 2017. For the fourth quarter of 2018, the increase was primarily driven by higher operating margins across all segments and increased volume in the Civil segment. The increase for both periods was also due to lower general and administrative expenses in 2018 associated with incentive compensation.

Net income attributable to the Company for the fourth quarter and full year of 2018 was $49.4 million ($0.98 per diluted share) and $83.4 million ($1.66 per diluted share), respectively, compared to $80.9 million ($1.60 per diluted share) and $148.4 million ($2.92 per diluted share) for the comparable periods in 2017. The Company’s results in 2017 included a fourth-quarter tax benefit of $53.3 million ($1.05 per diluted share) associated with the enactment of the Tax Cuts and Jobs Act of 2017, as well as a second-quarter gain of $37.0 million ($0.43 per diluted share) related to a legal settlement, which was reported in other income. The absence of these prior year positive factors resulted in the lower net income for both the fourth quarter and full year of 2018 despite the Company’s improved operating performance.

Backlog set a new record of $9.3 billion as of December 31, 2018, an increase of 28% compared to $7.3 billion as of December 31, 2017. New awards and adjustments to contracts in process totaled $2.0 billion in the fourth quarter of 2018. Significant new awards included the $800 million Minneapolis Southwest Light Rail Transit project, $245 million of incremental funding for a technology project in California, $244 million for various electrical and mechanical projects in New York, a $100 million military facility project in Saudi Arabia and an $88 million airport parking garage project in South Carolina. Backlog is expected to continue growing in 2019 due to a sizeable volume of identified pending awards that are anticipated to enter into backlog in the first quarter of 2019.

The Company generated $56.2 million and $21.4 million of operating cash for the fourth quarter and full year of 2018, respectively. The Company anticipates a return to stronger cash generation in 2019, with operating cash targeted to be in excess of net income for the year.

Outlook and Guidance

“We concluded the year with excellent fourth-quarter results highlighted by record backlog, strong operating margins across all segments, improved performance in the Specialty Contractors segment and solid operating cash generation,” said Ronald Tutor, Chairman and Chief Executive Officer. “The outlook for further backlog growth remains favorable, as we expect to book more than $2.5 billion of pending awards during the first quarter of 2019. We expect that our growing backlog will provide a solid foundation for revenue growth and improved profitability over the next several years.”

The Company anticipates strong, double-digit revenue growth and higher operating margins across all segments in 2019, with particularly notable margin improvement expected in the Specialty Contractors segment and slight margin improvements in the Civil and Building segments. For 2019, the Company is establishing its initial EPS guidance at a range of $2.00 to $2.30. Earnings in 2019 are expected to be weighted more heavily in the second half of the year due to the anticipated timing of project ramp-up activities, as well as typical business seasonality.

Fourth Quarter Conference Call

The Company will host a conference call at 2:00 PM Pacific Time on Wednesday, February 27, 2019, to discuss the fourth quarter and full year 2018 results. To participate in the conference call, please dial 877-407-8293 five to ten minutes prior to the scheduled time. International callers should dial +1-201-689-8349.

The conference call will be webcast live over the Internet and can be accessed by all interested parties on Tutor Perini's website at www.tutorperini.com. For those unable to participate during the live call, the webcast will be available for replay shortly after the call on the website.

About Tutor Perini Corporation

Tutor Perini Corporation is a leading civil, building and specialty construction company offering diversified general contracting and design-build services to private clients and public agencies throughout the world. We have provided construction services since 1894 and have established a strong reputation within our markets by executing large, complex projects on time and within budget, while adhering to strict quality control measures. We offer general contracting, pre-construction planning and comprehensive project management services, including planning and scheduling of manpower, equipment, materials and subcontractors required for a project. We also offer self-performed construction services including site work, concrete forming and placement, steel erection, electrical, mechanical, plumbing and heating, ventilation and air conditioning (HVAC). We are known for our major complex building project commitments, as well as our capacity to perform large and complex transportation and heavy civil construction for government agencies and private clients throughout the world.

Forward-Looking Statements

The statements contained in this release, including those set forth in the section “Outlook and Guidance,” that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation, statements regarding the Company’s expectations, hopes, beliefs, intentions or strategies regarding the future and statements regarding future guidance or estimates and non-historical performance. These forward-looking statements are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on the Company. While the Company’s expectations, beliefs and projections are expressed in good faith and the Company believes there is a reasonable basis for them, there can be no assurance that future developments affecting the Company will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, inaccurate estimates of contract risks, revenue or costs, the timing of new awards or the pace of project execution; unfavorable outcomes of existing or future litigation or dispute resolution proceedings against project owners, subcontractors or suppliers, as well as failure to promptly recover significant working capital invested in projects subject to such matters; the requirement to perform extra, or change order, work resulting in disputes or claims, which may adversely affect our working capital, profits and cash flows; actual results that could differ from the assumptions and estimates used to prepare financial statements; a significant slowdown or decline in economic conditions; client cancellations of, or reductions in scope under, contracts reported in our backlog; increased competition and failure to secure new contracts; failure to meet contractual schedule requirements, which could result in higher costs and reduced profits or, in some cases, exposure to financial liability for liquidated damages and/or damages to customers; impairment of our goodwill or other indefinite-lived intangible assets; inability to retain key members of our management, to hire and retain personnel required to complete projects or implement succession plans for key officers; failure to meet our obligations under our debt agreements; decreases in the level of government spending for infrastructure and other public projects; failure of our joint venture partners to perform their venture obligations, which could impose additional financial and performance obligations on us, resulting in reduced profits, or losses; possible systems and information technology interruptions; the impact of inclement weather; failure to comply with laws and regulations related to government contracts; conversion of our outstanding Convertible Notes that could dilute ownership interests of existing stockholders and could adversely affect the market price of our common stock; the potential dilutive impact of our Convertible Notes in our diluted earnings per share calculation; economic, political and other risks, including civil unrest, security issues, cyber-attacks or other technological interruptions, labor conditions, corruption and other unforeseeable events in countries where we do business, resulting in unanticipated losses; and other risks and uncertainties discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 filed on February 27, 2019 and in other reports that we file with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contact:

Tutor Perini Corporation
Jorge Casado, 818-362-8391
Vice President, Investor Relations & Corporate Communications

www.tutorperini.com

Tutor Perini Corporation
Consolidated Statements of Income

	Quarter Ended		Year Ended
	December 31,		December 31,
(in thousands, except per common share amounts)	2018	2017	2018	2017
REVENUE	$1,183,284	$1,193,068	$4,454,662	$4,757,208
COST OF OPERATIONS	(1,025,663)	(1,062,472)	(4,000,209)	(4,302,803)
GROSS PROFIT	157,621	130,596	454,453	454,405
General and administrative expenses	(66,941)	(71,253)	(262,577)	(274,928)
INCOME FROM CONSTRUCTION OPERATIONS	90,680	59,343	191,876	179,477
Other income, net	517	1,508	4,256	43,882
Interest expense	(16,045)	(15,658)	(63,519)	(69,384)
INCOME BEFORE INCOME TAXES	75,152	45,193	132,613	153,975
Income tax (expense) benefit	(19,761)	37,654	(34,832)	569
NET INCOME	55,391	82,847	97,781	154,544
LESS: NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	5,986	1,909	14,345	6,162
NET INCOME ATTRIBUTABLE TO TUTOR PERINI CORPORATION	$49,405	$80,938	$83,436	$148,382
BASIC EARNINGS PER COMMON SHARE	$0.99	$1.63	$1.67	$2.99
DILUTED EARNINGS PER COMMON SHARE	$0.98	$1.60	$1.66	$2.92
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
BASIC	50,026	49,781	49,952	49,647
DILUTED	50,571	50,732	50,301	50,759

Tutor Perini Corporation
Segment Information

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Quarter ended December 31, 2018
Total revenue	$543,637	$471,006	$225,279	$1,239,922	$—		$1,239,922
Elimination of intersegment revenue	(54,619)	(2,019)	—	(56,638)	—		(56,638)
Revenue from external customers	$489,018	$468,987	$225,279	$1,183,284	$—		$1,183,284
Income (loss) from construction operations	$74,696	$16,125	$17,180	$108,001	$(17,321)	(a)	$90,680
Capital expenditures	$11,954	$508	$73	$12,535	$123		$12,658
Depreciation and amortization(b)	$9,329	$498	$1,059	$10,886	$2,800		$13,686

Quarter ended December 31, 2017
Total revenue	$492,314	$462,501	$306,018	$1,260,833	$—		$1,260,833
Elimination of intersegment revenue	(63,116)	(4,649)	—	(67,765)	—		(67,765)
Revenue from external customers	$429,198	$457,852	$306,018	$1,193,068	$—		$1,193,068
Income (loss) from construction operations	$64,031	$9,164	$3,608	$76,803	$(17,460)	(a)	$59,343
Capital expenditures	$19,029	$83	$347	$19,459	$1,109		$20,568
Depreciation and amortization(b)	$7,000	$488	$1,148	$8,636	$2,831		$11,467

(a) Consists primarily of corporate general and administrative expenses.
(b) Depreciation and amortization is included in income from construction operations.

	Reportable Segments
			Specialty				Consolidated
(in thousands)	Civil	Building	Contractors	Total	Corporate		Total
Year ended December 31, 2018
Total revenue	$1,810,232	$1,866,902	$1,006,870	$4,684,004	$—		$4,684,004
Elimination of intersegment revenue	(224,139)	(5,203)	—	(229,342)	—		(229,342)
Revenue from external customers	$1,586,093	$1,861,699	$1,006,870	$4,454,662	$—		$4,454,662
Income (loss) from construction operations(a)	$168,256	$43,939	$43,430	$255,625	$(63,749)	(b)	$191,876
Capital expenditures	$73,866	$1,655	$777	$76,298	$771		$77,069
Depreciation and amortization(c)	$29,685	$1,956	$4,358	$35,999	$11,268		$47,267

Year ended December 31, 2017
Total revenue	$1,856,164	$1,982,857	$1,213,708	$5,052,729	$—		$5,052,729
Elimination of intersegment revenue	(253,989)	(41,532)	—	(295,521)	—		(295,521)
Revenue from external customers	$1,602,175	$1,941,325	$1,213,708	$4,757,208	$—		$4,757,208
Income (loss) from construction operations	$192,207	$34,199	$18,938	$245,344	$(65,867)	(b)	$179,477
Capital expenditures	$27,694	$267	$721	$28,682	$1,598		$30,280
Depreciation and amortization(c)	$33,767	$2,021	$4,699	$40,487	$11,443		$51,930

(a)

During the year ended December 31, 2018, the Company recorded a charge of $17.8 million in income from construction operations (an after-tax impact of $12.8 million, or $0.25 per diluted share), which was primarily non-cash, as a result of the unexpected adverse outcome of an arbitration decision related to a subcontract back charge dispute on a Civil segment project in New York that was completed in 2013.

(b)	Consists primarily of corporate general and administrative expenses.
(c)	Depreciation and amortization is included in income from construction operations.

Tutor Perini Corporation
Condensed Consolidated Balance Sheets

	As of December 31,
(in thousands, except share and per share amounts)	2018	2017
ASSETS
CURRENT ASSETS:
Cash and cash equivalents ($43,131 and $53,067 related to variable interest entities (VIEs))	$116,075	$192,868
Restricted cash	3,788	4,780
Restricted investments	58,142	53,014
Accounts receivable ($62,482 and $30,003 related to VIEs)	1,261,072	1,265,717
Retainage receivable ($36,724 and $12,410 related to VIEs)	478,744	535,939
Costs and estimated earnings in excess of billings	1,142,295	932,758
Other current assets ($30,185 and $0 related to VIEs)	115,527	89,316
Total current assets	3,175,643	3,074,392
PROPERTY AND EQUIPMENT (P&E), net of accumulated depreciation of $343,735 and $359,188 (net P&E of $51,508 and $11,641 related to VIEs)	490,669	467,499
GOODWILL	585,006	585,006
INTANGIBLE ASSETS, NET	85,911	89,454
OTHER ASSETS	50,523	47,772
TOTAL ASSETS	$4,387,752	$4,264,123
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$16,767	$30,748
Accounts payable ($18,070 and $19,243 related to VIEs)	621,728	699,971
Retainage payable	211,956	261,820
Billings in excess of costs and estimated earnings ($263,764 and $120,952 related to VIEs)	573,190	456,869
Accrued expenses and other current liabilities ($34,828 and $0 related to VIEs)	174,325	132,438
Total current liabilities	1,597,966	1,581,846
LONG-TERM DEBT, less current maturities, net of unamortized discounts and debt issuance costs totaling $34,998 and $45,631	744,737	705,528
DEFERRED TAX LIABILITIES	105,521	108,504
OTHER LONG-TERM LIABILITIES	151,639	163,465
TOTAL LIABILITIES	2,599,863	2,559,343
COMMITMENTS AND CONTINGENCIES
EQUITY
Stockholders' equity:
Preferred stock – authorized 1,000,000 shares ($1 par value), none issued	—	—
Common stock – authorized 75,000,000 shares ($1 par value), issued and outstanding 50,025,996 and 49,781,010 shares	50,026	49,781
Additional paid-in capital	1,102,919	1,084,205
Retained earnings	701,681	622,007
Accumulated other comprehensive loss	(45,449)	(42,718)
Total stockholders' equity	1,809,177	1,713,275
Noncontrolling interests	(21,288)	(8,495)
TOTAL EQUITY	1,787,889	1,704,780
TOTAL LIABILITIES AND EQUITY	$4,387,752	$4,264,123

Tutor Perini Corporation
Consolidated Statements of Cash Flows

	Year Ended December 31,
(in thousands)	2018	2017
Cash Flows from Operating Activities:
Net income	$97,781	$154,544
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	43,724	48,387
Amortization of intangible assets	3,543	3,543
Share-based compensation expense	22,782	21,174
Change in debt discounts and deferred debt issuance costs	12,072	17,595
Deferred income taxes	(449)	(23,096)
Loss on sale of property and equipment	402	1,131
Changes in other components of working capital	(156,844)	(60,214)
Other long-term liabilities	(2,007)	3,656
Other, net	398	(3,170)
NET CASH PROVIDED BY OPERATING ACTIVITIES	21,402	163,550

Cash Flows from Investing Activities:
Acquisition of property and equipment	(77,069)	(30,280)
Proceeds from sale of property and equipment	6,387	2,744
Investments in securities	(20,848)	(60,967)
Proceeds from maturities and sales of investments in securities	21,322	1,370
NET CASH USED IN INVESTING ACTIVITIES	(70,208)	(87,133)

Cash Flows from Financing Activities:
Proceeds from debt	1,753,160	2,161,384
Repayment of debt	(1,738,314)	(2,195,068)
Business acquisition related payment	(15,951)	—
Cash payments related to share-based compensation	(2,671)	(11,769)
Distributions paid to noncontrolling interests	(29,000)	(17,499)
Contributions from noncontrolling interests	3,797	2,842
Debt issuance and extinguishment costs	—	(15,266)
NET CASH USED IN FINANCING ACTIVITIES	(28,979)	(75,376)

Net increase (decrease) in cash, cash equivalents and restricted cash	(77,785)	1,041
Cash, cash equivalents and restricted cash at beginning of year	197,648	196,607
Cash, cash equivalents and restricted cash at end of year	$119,863	$197,648

Tutor Perini Corporation
Backlog Information
Unaudited

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Quarter Ended	Quarter Ended	Backlog at
(in millions)	September 30, 2018	December 31, 2018(a)	December 31, 2018	December 31, 2018
Civil	$4,651.6	$979.3	$(489.0)	$5,141.9
Building	2,122.8	679.3	(469.0)	2,333.1
Specialty Contractors	1,741.8	305.2	(225.3)	1,821.7
Total	$8,516.2	$1,963.8	$(1,183.3)	$9,296.7

			Revenue
		New Awards in the	Recognized in the
	Backlog at	Year Ended	Year Ended	Backlog at
(in millions)	December 31, 2017	December 31, 2018(a)	December 31, 2018	December 31, 2018
Civil	$4,118.2	$2,609.8	$(1,586.1)	$5,141.9
Building	1,701.4	2,493.4	(1,861.7)	2,333.1
Specialty Contractors	1,463.8	1,364.8	(1,006.9)	1,821.7
Total	$7,283.4	$6,468.0	$(4,454.7)	$9,296.7

(a) New awards consist of the original contract price of projects added to our backlog plus or minus subsequent changes to the estimated total contract price of existing contracts.